UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2011

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 North Main Street, Souderton, Pennsylvania	18964
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 721-2400

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

This Current Report on Form 8-K/A updates information provided in a Current Report on Form 8-K filed by Univest Corporation of Pennsylvania (the Corporation) on April 22, 2011 (the Original 8-K). The Original 8-K reported the results of matters submitted to a vote at the Corporation’s Annual Meeting of Stockholders held on April 19, 2011 (the Annual Meeting), including a non-binding advisory vote on the frequency of future stockholder advisory votes on the Corporation’s executive compensation.

      At its meeting on June 22, 2011, the Compensation Committee of the Board of Directors (the Committee) of the Corporation determined to hold future non-binding stockholder advisory votes on the Corporation’s executive compensation on an annual basis. As disclosed in the Original 8-K, a majority of the votes cast by the holders of common stock voted, in a non-binding advisory vote, were in favor of having a shareholder vote to approve the compensation of the Corporation’s named executive officers every three years. The Committee took these voting results under advisement to determine the frequency of an advisory vote to approve the compensation of the Corporation’s named executive officers. In light of such vote, the Committee determined that an annual basis over a three-year basis is more preferable and consistent within its industry. The Committee’s determination in this regard will remain in effect until the next stockholder advisory vote on the frequency of advisory stockholder votes on the Corporation’s executive compensation, which shall be no later than the Annual Meeting of Stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By: /s/ Jeffrey M. Schweitzer
Name: Jeffrey M. Schweitzer
Title: Senior Executive Vice President and
Chief Financial Officer (Principal
Financial & Accounting Officer)

Date: June 24, 2011